February 22, 2007                                   Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

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                                                          www.mayerbrownrowe.com

Securitization Advisory Services Pty. Limited
Level 8, 48 Martin Place
Sydney, New South Wales 2007
Australia

      Re: Legality Opinion-Securitisation Advisory Services Pty. Limited
           Medallion Trust Series 2007-1G
           ------------------------------

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3
(File No. 333-136516), filed by Securitisation Advisory Services Pty. Limited
(the "Registrant"), with the Securities and Exchange Commission (the
"Commission") on January 18, 2007 and declared effective on January 19, 2007
(the "Registration Statement"), in connection with the registration under the
Securities Act of 1933, as amended (the "Act"), of Medallion Trust Series
2007-1G Mortgage Backed Floating Rate Notes, Class A-1 (the "Class A-1 Notes").
The Class A-1 Notes will be issued by Perpetual Trustee Company Limited, in its capacity as trustee of the Medallion Trust Series 2007-1G (in such capacity, the
"Issuer Trustee") pursuant to the terms of the Master Trust Deed, the Series
Supplement, the Note Trust Deed, the Terms and Conditions and the Agency
Agreement, dated on or about February 15, 2007 (the "Documents"), as more particularly described in the prospectus, dated February 8, 2007 (the "Base
Prospectus") and the prospectus supplement, dated February 21, 2007 (the
"Prospectus Supplement", and, together with the Base Prospectus, the
"Prospectus") relating to the Class A-1 Notes.

     We have assumed for the purposes of the opinions set forth below that the
Class A-1 Notes will be sold by you for reasonably equivalent consideration. We have also assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. In addition, we have assumed that the parties to the Documents will satisfy their respective obligations thereunder.

 Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
                    New York Palo Alto Paris Washington, D.C.
     Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Securitisation Advisory Services Pty. Limited
February 22, 2007

     On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when the Documents have been duly and validly executed and delivered by the parties thereto, and the
Class A-1 Notes have been duly executed and delivered in accordance with the
Documents and sold, the Class A-1 Notes will be legally issued, fully paid and non-assessable, and the holders of the Class A-1 Notes will be entitled to the benefits of the Documents, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the references to this firm under the heading
"Legal Matters" in the Base Prospectus and the Prospectus Supplement forming a part of the Registration Statement, without admitting that we are "experts"
within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration
Statement, including this exhibit or otherwise.

                                       Very truly yours,

                                       /s/ Mayer, Brown, Rowe & Maw LLP
                                       MAYER, BROWN, ROWE & MAW LLP

PAJ/DH/AN